EXHIBIT 8.1
OPINION OF MCKEE NELSON LLP WITH
RESPECT TO THE SECURITIES BEING REGISTERED

June 21, 2004

Lehman ABS Corporation
745 Seventh Avenue
New York, NY 10019

Re:

Lehman ABS Corporation
Registration Statement on Form S-3
File No. 333-116432

Ladies and Gentlemen:

We have acted as counsel for Lehman ABS Corporation, a Delaware corporation (the "Company"), in connection with the authorization and issuance from time to time in one or more series of Asset-Backed Notes (the "Notes") or Asset-Backed Certificates (the "Certificates," and collectively with the Notes, the "Securities"). A Registration Statement on Form S-3 relating to the Securities (the "Registration Statement") has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). As set forth in the Registration Statement, separate trusts (each, a "Trust") will be established and will issue the Securities pursuant to either an indenture or a pooling and servicing agreement (each, an "Issuance Agreement").

We have examined original or reproduced or certified copies of the Amended and Restated Certificate of Incorporation and By-laws of the Company, each as amended to date, records of actions taken by the Company's Board of Directors, forms of Issuance Agreements, forms of Notes and Certificates, the prospectus and forms of prospectus supplement relating to Asset-Backed Securities. We also have examined such other documents, papers, statutes and authorities as we deem necessary as a basis for the opinion hereinafter set forth. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us as certified or reproduced copies. As to various matters material to such opinion, we have relied upon the representations and warranties in the forms of Issuance Agreements.

As tax counsel to the Company, we will advise the Company with respect to material federal income tax aspects of the proposed issuance of each Series of Securities pursuant to the related Agreement. Such advice has formed the basis for the description of selected federal income tax considerations for holders of such Securities that appear under the heading “Federal Income Tax Considerations” in the Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Securities as a result of changes in fact or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectus contemplates a series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each series of Securities must be considered in determining the applicability of this opinion to a particular series of Securities.

In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the Federal tax laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the references to us in each prospectus and prospectus supplement and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

MCKEE NELSON LLP